UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934

Date of Event: February 27, 2008

WINSTED HOLDINGS, INC.
(Exact name of registrant as specified in its charter)





Florida
0-32333
65-0972865
(State or other
jurisdiction of
incorporation)
(Commission File
Number)
(IRS Employer
Identification No.)


c/o: Appletree Capital Ltd.
One Northfield Plaza, Suite 300
Northfield, IL 60093
(Address of Principal Executive Office)

Registrant?s telephone number, including area code:
(847) 441-1822

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General
Instruction A.2. below):

[  ]    Written communications pursuant to Rule 425 under the
Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-
2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-
4(c) under the Exchange Act (17 CFR 240.13e-4(c))
ITEM 4.01   CHANGES IN REGISTRANT'S CERTIFYING
ACCOUNTANT

(a)	Previous Independent Registered Public Accounting Firm

On July 26, 2006, Winsted Holdings, Inc. (the ?Company?), a
Florida corporation, was given notice that RBSM LLP , formerly Russell Bedford Stefanou Mirchandani LLP (?RBSM ?), resigned as the Company?s independent registered public accounting firm .
The reports of RBSM, for the past two fiscal years ended
December 31, 2005 and 2004 did not contain any adverse opinion or disclaimer of opinion, except for a ?going concern? qualification, and were not qualified or modified as to any uncertainty, audit scope or accounting principle. During the Company?s two most recent fiscal years ended December 31, 2005 and 2004 and through July 26, 2006, there were: (i) no disagreements between the Company and RBSM on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of RBSM would have caused RBSM to make reference to the subject matter of the disagreement in their reports on the Company?s financial statements for such years, and (ii) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K, except as described in the following paragraph.

On July 13, 2006 the Company, through its legal counsel, provided RBSM with copies of correspondence the Company received from the Securities & Exchange Commission (the
?SEC?) concerning non-compliance with certain financial reporting practices in connection with the Company?s quarterly and annual reports filed with the SEC under the Securities & Exchange Act of 1934 (the ?Act?) and the 1940 Investment
Company Act (the ?1940 Act?). The SEC?s correspondence to
the Company was dated June 22, 2005 through June 30, 2006.
By letters addressed by Company management to RBSM dated
August 11, 2005, November 21, 2005, June 7, 2006, April 15,
2006 and June 6, 2006, respectfully, the Company?s management represented to RBSM that there had been no communications with the SEC or regulatory or Federal or State agencies concerning noncompliance with, or deficiencies in, financial reporting practices that could have a material effect on the Company?s financial statements. As a result of the Company?s concealment form RBSM of the communications received from the SEC, repeated misrepresentations to RBSM and not allowing representatives of RBSM access to the Company?s independent members of the Company?s Board of Directors, RBSM advised
the Company on July 26, 2006 that RBSM   could no longer rely
on the Company?s management representations and resigned as the Company?s independent registered public accounting firm.
The Company has authorized RBSM to respond fully to any inquiries from Lake & Associates, CPA?s LLC , the Company?s recently engaged independent registered public accounting firm (as discussed below), regarding the reportable events discussed above.
The Company has provided RBSM with a copy of the above disclosures. The Company has requested RBSM to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not RBSM agrees with the statements made herein above and, if not, stating in which respects RBSM does not agree. Attached as Exhibit 16.1 hereto is a copy of RBSM?s response letter dated February 26, 2008.


(b)	New Independent Registered Public Accounting Firm

(1) On September 18, 2007, the Board of Directors of the
Company appointed the firm Lake & Associates, CPA?s LLC (?Lake?), whose address is 225 NE Mizner Blvd, Suite 300,
Boca Raton, Florida 33432, as the principal independent registered public accounting firm of the Company for the fiscal years ended, December 31, 2006 and 2007. During the two most recent fiscal years or subsequent interim period, neither the Company, nor anyone on its behalf, consulted with Lake regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, nor did Lake, provide advice to the Company, either written or oral, that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue. Further, during the Company's two most recent fiscal years or subsequent interim period, the Company has not consulted Lake, on any matter that was the subject of a disagreement or a reportable event.





ITEM 9.01
FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 16.1 - Letter from RBSM LLP*

*Filed herewith


SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINSTED HOLDINGS, INC.
By: /s/ Francis P. Manzo III
Francis P. Manzo III,
President and Director


Date: February 27, 2008


                                                       - 3 -

























Exhibit 16.1 - LETTER FROM RBSM LLP



February 26, 2008


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549



Ladies and Gentlemen:

We have read item 4.01 of Winsted Holdings, Inc.?s Form 8-K/A Amendment No. 1 dated August 16, 2006 and we agree with the statements therein concerning RBSM LLP. We cannot confirm or deny that Lake & Associates, CPA?s LLC was not consulted prior to their appointment as auditors.

/s/ RBSM LLP